Exhibit 10.48

                        THE BUSINESS|MANAGER(R) AGREEMENT
                        WITH BUSINESSES AND PROFESSIONALS

TO:  AnchorBank, fsb                 FROM:  Integrated Information Systems, Inc.
     25 West Main Street                    1480 South Hohokam Drive
     Madison, WI  53703                     Tempe, Az  85281
     (the "Bank")                           (the "Business")

This Agreement is between the Bank and the Business and is intended to govern the sale of Receivables, as defined below, by the Business to the Bank. The Business will sell, and the Bank may purchase, Receivables arising from the sales or services to Customers by the Business. The accepted terms are as follows:

SECTION 1:  DEFINITIONS

     1.1 "Credit Application and Agreement" means a Credit Application and Agreement executed by a Customer and any other agreement or documentation that governs the terms and disclosures relating to a Receivable.

     1.2 "Credit Memo" means a credit memo or similar evidence (whether in written or electronic form) reflecting a credit, other than a credit arising from a payment, to a Customer's account with the Business.

     1.3. "Customer" means a debtor obligated on one or more Receivables which arose from goods the Business sold or services it rendered to the Customer.

     1.4. "Face Amount" of a Receivable means on any date, the outstanding balance of such Receivable (after taking into account, without duplication, all payments, returns, credits, or allowances of any nature at any time issued, owing, granted or outstanding), plus any taxes imposed in connection with such Receivable.

     1.5 "Invoice" means an invoice or similar evidence (whether in written or electronic form) of the terms of a non-cash sale of goods or provision of services previously made by the Business to a Customer.

     1.6 "Net Amount" of a Receivable means the Face Amount of a Receivable less the Service Charge.

     1.7. "Obligations" means all of the Business's obligations to the Bank, whether pursuant to this Agreement, under any note, contract, guaranty, accommodation or otherwise, however and whenever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or later existing or due.

     1.8 "Receivables" means all accounts, instruments, contract rights, chattel paper, documents, and general intangibles arising from the Business's sale of goods or rendering of services, and any proceeds from those, and all security and guaranties therefore, whether now existing or later created, that are accepted by the Bank for purchase under this Agreement in the Bank's sole and absolute discretion.

     1.9 "Repurchase Obligation" means the liability of the Business to the Bank under this Agreement in an amount equal on any date to the Face Amount of Receivables on that date, plus attorneys' fees (if incurred) and accrued and unpaid finance charges related to such Receivables.

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     1.10 "Reserve" means funds of the Business used to provide for the funding of the Business's Repurchase Obligation. "Reserve Account" means the deposit account, 35-0150908 of the Business containing the Reserve established pursuant to Section 2.5 of this Agreement.

     1.11 "Service Charge" means a discount equal to 1.95 percent (1.95%) of the Face Amount of each Receivable the Business offers to the Bank that is acquired by the Bank. The Business acknowledges that the Service Charge is a discount for value and in no event constitutes interest or a similar charge, and that the transactions described in this Agreement are not transactions for the use, forbearance or detention of money. The Service Charge has been agreed upon by the parties and represents a reasonable and customary fair market value discount.

SECTION 2:  SALE; PURCHASE PRICE; BILLING; RESERVE

     2.1 Assignment and Sale. The Bank hereby purchases from the Business, and the Business hereby assigns and sells to the Bank, as absolute owner, the Business's entire interest in such of its currently outstanding Receivables as are detailed and attached as Exhibit A to this Agreement, as well as its future Receivables represented by Invoices the Business delivers to the Bank. The Business acknowledges that the Receivables listed on Exhibit A are not now, nor have they ever been declared to be in default, nor is the Business aware of any offsets, disputes, or collectibility issues regarding any of said Receivables. The total outstanding Face Amount of Receivables purchased by the Bank will never exceed $4,200,000, unless agreed to by the Bank. The Business and the Bank agree that: (a) the Business will submit to the Bank Invoices representing receivables arising from all sales of goods or rendering of services to Customers for the Bank's determination of acceptability as Receivables and that the only "valid" receivables as defined in the Business Manager Initial Funding checklist shall be offered by Business to Bank for purchase; (b) the transactions contemplated by this Agreement are account purchase transactions;
(c) the Receivables are purchased by the Bank from the Business at a discount;
(d) the purchase and sale of the Receivables vests absolute right, title and ownership of such Receivables together with all benefits of ownership, including servicing rights and rights to verify Receivables with Customers, in the Bank; and (e) the Business has no right to reacquire, redeem, or otherwise obtain title to the Receivables or any proceeds thereof. The Business further sells and assigns to the Bank all of the Business's rights as an unpaid vendor, lienor, or lienholder, all of its related rights of stoppage in transit, replevin and reclamation, and rights against third parties (all of which will constitute part of the Receivables), and agrees to cooperate with the Bank in its exercise of these rights. The Business and the Bank agree to execute and deliver such further instruments, documents and endorsements as may be necessary to accomplish the sales and purchases described herein and to carry out the purposes of this Agreement.

     2.2 Purchase Price. The purchase price of the Receivables will be equal to the Net Amount. On or before the next banking day after delivery of acceptable Invoices to the Bank, the Bank will pay the purchase price for any Receivable to the Business by crediting the Net Amount, less the Reserve, to the Business's primary account with the Bank and by crediting the Reserve to the Business's Reserve Account. The Business and the Bank have agreed upon the purchase price of the Receivables as reasonably reflecting their fair market value.

     2.3 Documentation. The Business will provide the Bank with appropriate Credit Applications and Agreements, Invoices, Credit Memos, and payment information (if applicable) related to all sales and services creating Receivables of Customers, and such other documents and proof of delivery of goods or rendering of services as the Bank may reasonably require. As to the Receivables described on Exhibit A, the payment of the purchase price by the Bank will be conclusive evidence of assignment and sale, and, if the Bank so requires, any Invoices the Business may later send (if any) will clearly indicate that the related Receivables have been assigned, sold, and are payable to the Bank only.

     2.4 Billing. The Bank will send a monthly statement to all Customers itemizing their account activity during the preceding billing period, unless otherwise agreed to by the parties. All Customers will be


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instructed by the Business to make payments to a post office box controlled by the Bank. All payments received from or for the account of a Customer will be applied to the obligations of that Customer. Payment will be deemed made when received by the Bank. All variations, modifications or extensions of indebtedness on Receivables sold to the Bank under this Agreement will be made only by the Bank. Nothing in this Agreement authorizes the Business to collect Receivables sold to the Bank. In the event the Business receives payments on any Receivables, it will receive those payments in trust for the Bank and (a) will provide the Bank with reports on a daily basis, as received from Wells Fargo, identifying the Receivables it has received; and (b) shall wire transfer to Bank the Receivables it has received on Friday (or the last business day) of each week. The Business will pay to the Bank any finance charges paid by a customer pursuant to the applicable Credit Application and Agreement.

     2.5 Reserve. The Bank will retain a portion of the sums payable from the Bank to the Business as a Reserve, the amount of which the Bank may adjust from time to time in its reasonable discretion, to provide for satisfaction of the Business's Repurchase Obligation. The Reserve will be held in a separate interest-bearing account, 35-01509081, for the benefit of the Business but subject to Bank's security interest and right of setoff in said account.
     (i)The initial amount of the Reserve will be calculated to equal the sum of a., b., c., and d. below:
          a. 17% of the Face Amount of all Receivables initially purchased by the Bank that are less than 30 days past due or less than 60 days from invoice date;
          b. 17% of the Face Amount of all Receivables initially purchased by the Bank that are between 31 and 60 days past due or between 61 and 90 days from invoice date;
          c. 17% of the Face Amount of all Receivables initially purchased by the Bank that are between 61 and 90 days past due or between 91 and 120 days from invoice date;
          d. if the Bank elects to purchase such receivables, 100% of the Face Amount of all Receivables initially purchased by the Bank that are greater than 90 days past due or greater than 120 days from invoice date.
     (ii) Thereafter, and subject to the Bank's right to adjust the Reserve in its reasonable discretion, the Bank will retain as Reserve and deposit in the Reserve Account 17% of the Face Amount of all new Receivables purchased by the Bank subsequent to its initial purchase of the Receivables.

SECTION 3: REPURCHASE OF RECEIVABLES; SECURITY INTEREST

     3.1 Required Repurchase. With respect to any Receivables initially purchased by the Bank, the Bank may require the Business to repurchase all or any portion of such Receivables from any particular Customer if any minimum payment due on one or more of such Receivables remains unpaid following 90 days after its due date. With respect to any Receivables purchased after the Bank's initial purchase, the Bank may require the Business to repurchase all or any portion of such Receivables from any particular Customer if any minimum payment due on one or more of such Receivables remains unpaid following 90 days after its due date. For purposes of this Agreement, the aging status of Receivables purchased from the Business, as shown on the aging report of Receivables produced or generated by the Bank, will be deemed conclusive (absent manifest error) in determining which Receivables the Bank may require the Business to repurchase. Regardless of when purchased, the Bank may require the Business to repurchase all or any portion of such Receivables from any particular Customer if such Customer is bankrupt or insolvent, or if any dispute arises with a Customer regarding such Receivables (including, but not limited to, any alleged deduction, defense, offset or counterclaim). The Bank may require the Business to repurchase any or all outstanding Receivables (a) upon a Default, as defined in Section 8, or (b) upon the termination of this Agreement. Any decision by the Bank to require repurchase of less than the maximum amount permitted by this Agreement will not be deemed a waiver of the Bank's rights to require such repurchase to the maximum extent permitted in this Agreement.

     3.2 Effecting Repurchase. Should the Bank require repurchase of one or more Receivables, the Business will be liable to the Bank for payment of the Repurchase Obligation with respect to such Receivables. Upon a Default or termination under this Agreement, the Repurchase Obligation will also


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include the amount of all indemnities and other obligations of the Business arising under this Agreement. Without notice to or demand on the Business, the Bank may debit the amount of such Repurchase Obligation (and any amount necessary to bring the Reserve to the level required by the Bank in its sole and reasonable discretion) against the Business's Reserve Account, or any other deposit account of the Business with the Bank. In the event such accounts contain insufficient funds for the Bank's debit, or the Bank elects not to make such debit, the Business agrees to pay any such deficiency or shortfall on demand. The Bank will have no undertaking with respect to the billing or collection of Receivables so repurchased.

     3.3 Security Interest. The Business hereby grants the Bank a security interest in all of its present and future accounts, instruments, contract rights, chattel paper, documents and general intangibles (in each case as defined in the Uniform Commercial Code as in effect under the State law that governs this Agreement) and any proceeds from those, and all returned, repossessed, and reclaimed goods, and related books and records, to secure all of the Business's Obligations, and agrees to execute appropriate UCC-1 financing and other related statements. Business may sell up to $400,000 of equipment or furniture owned by Business without remitting the proceeds of such sales to the Bank. Within 30 days of the date of this Agreement, Business shall provide Bank with an itemization of equipment and furniture it has sold and the proceeds from said sales that it has retained subsequent to January 25, 2002. Business shall provide an updated itemization and disclosure of sale proceeds to Bank every six
(6) months thereafter during the term of this Agreement or the Subordinated Note, whichever is longer. In addition, the Business grants the Bank a security interest in the Reserve and in the Reserve Account to secure all of the Business's Obligations. The Business agrees to execute such additional documents and take such further action as Bank deems necessary or desirable in order to perfect the security interests granted here and otherwise to effectuate the purposes of the Agreement. In the event that the Bank requires additional security for the Business's obligations under this Agreement, and the Business or other party executes additional security agreements, pledge agreements, guaranties and documents of similar significance (collectively, the "Additional Security Documents,"), terms used therein such as, but not limited to, "loans," "indebtedness," and "obligations," will be deemed to include the Repurchase Obligation as defined in this Agreement. Despite the provisions of the Additional Security Documents, the Repurchase Obligation secured by those documents will not constitute a loan.

SECTION 4:  REPRESENTATIONS, WARRANTIES AND COVENANTS

     4.1 Representations and Warranties. The Business represents and warrants that: (a) it is fully authorized to enter into and perform under this Agreement, and that this Agreement constitutes its legal, valid and binding obligation; (b) the Business is in good standing in the State of its organization; (c) it is not the present intent of the Business to seek protection under any bankruptcy laws;
(d) its Receivables are currently and were at the time of their creation, bona fide and existing obligations of Customers of the Business arising out of its sales or services, free and clear of all security interests, liens, and claims whatsoever of third parties; (e) the documentation under which the Receivables are payable authorize the payee to charge and collect interest at the rate provided in such documentation; (f) all Receivables and all documents and practices related to them comply with all applicable federal and state laws; (g) the Receivables will be paid by Customers prior to the date of required repurchase or will be repurchased by the Business pursuant to Sections 3.1 and 3.2; (h) the collateral in which a security interest is granted in Section 3.3 or in any Additional Security Documents is not subject to any other security interest, lien or encumbrance whatsoever (except in favor of the Bank), and the Business will not permit such collateral to become so encumbered without the Bank's prior written consent; (i) the Business's inventory is not subject to any security interest, lien or encumbrance whatsoever, other than to Bank, and the Business will not permit its inventory to become so encumbered without the Bank's prior written consent; (j) upon the funding and payment to creditors under the Accord, as referenced in the commitment letter from Bank to Business dated October 1, 2002, Business's Balance Sheet will show its assets exceeding its liabilities and shall continue to reflect a positive balance (except to the extent assets may be reduced due to the possible writeoff of Good Will related to the acquisition of Goliath Networks, Inc.)


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     4.2  Covenants. The Business covenants that (i) it will allow the Bank to review and inspect during reasonable business hours, and the Business will supply all financial information, financial records, and documentation on the Business, any guarantors, or any Customer, that the Bank may request; (ii) with respect to each Receivable as it arises: (a) the Business will have made delivery of the goods and/or will have rendered the services represented by the Invoice, and the goods and/or services will have been accepted; (b) the Business will have preserved and will continue to preserve any liens and any rights to liens available by virtue of the sales and/or services; (c) the Customer will not be the Business's affiliate; (d) the Bank's copy of the Invoice will be genuine and will comply with this Agreement; (e) the Business will have no knowledge of any dispute or potential dispute that may impair the validity of the transaction or the Customer's obligation to pay the related Receivable in accordance with its terms; (f) the Business will have the right to render the services and/or to sell the goods creating the Receivable, and will do so in compliance with all applicable laws; (g) the Business will have paid or provided for the payment of all taxes arising from the transaction creating the Receivable; (h) the Receivable will not be subject to any deduction, offset, defense, or counterclaim; and (i) the Business will notify Bank immediately of any major upgrades and/or changes to its accounting software that have a material impact on the Business' ability to transmit timely and accurate information to the Bank; (iii) the transactions described in Section 2.1 are account purchase transactions, and the Business will reflect such transactions in its accounting books and records as absolute sales of Receivables to the Bank; the Business will reimburse and indemnify the Bank for all loss, damage and expenses, including reasonable attorneys' fees, incurred in defending such transactions as absolute sales of Receivables, or as a result of the recharacterization of such transactions; and (iv) in the event of the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Business, the Business will not oppose or object to any motion by the Bank seeking relief from the automatic stay provisions of such laws with respect to the Reserve or the Reserve Account, or to any motion by the Bank with respect to the Receivables.

SECTION 5:  FORMS AND PROCEDURES; RESPONSIBILITY FOR USE

     5.1 Forms and Procedures. The Business will use only forms, agreements, and advertising materials supplied to or approved by the Bank in connection with the Receivables, and will follow all procedures that are satisfactory to the Bank in connection with the use of such forms, agreements, and advertising materials. The Bank does not desire to manage or operate the Business but to insure that the Business is properly representing the billing terms to its Customers.

     5.2 Responsibility for Use. The Business is solely responsible for the adequacy, completeness, delivery and accuracy of the raw data relating to the Receivables, its preparation in the form required by the Bank, and its transmission to the Bank. The Business provides to the Bank all information used to create the form of credit application and agreement and other documentation. The Business understands that these documents should be reviewed by the Business's counsel, as the Bank makes no representation or warranty as to their enforceability in the Business's state or their compliance with applicable federal and state laws. The Bank and the Business agree that the Bank is the owner of all Receivables purchased by the Bank, and that all activities of the Bank in connection with the purchase of Receivables, receipt of payments for the Receivables, generation of information, and processing of data, is for the account of the Bank's own affairs, and that the information generated in connection with those activities is the property of the Bank. The Bank is not performing as a collection agency under this Agreement.

SECTION 6:  POWER OF ATTORNEY

     The Business appoints the Bank as its attorney-in-fact to receive, open, and dispose of all mail addressed to the Business relating to Receivables; to endorse the Business's name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Receivables that may come into the Bank's possession, and to deposit or otherwise handle the same; and to do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Receivable owned by the Bank remains unpaid.


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SECTION 7:  APPLICABLE LAW

     This Agreement will be governed by, construed and enforced according to the laws of the State of Wisconsin.

SECTION 8:  DEFAULT

     8.1 Events of Default. The following events will constitute a default (a "Default") under the terms of this Agreement: (a) the Business fails to pay the Repurchase Obligation or any other payment obligation of the Business under this Agreement on demand, or the Business fails to pay any indebtedness of the Business owed to the Bank according to its terms; (b) the Business breaches the representations set forth in Section 4.1(d) or fails to turn over payments on Receivables to the Bank, as set out in Section 2.4; (c) except for the obligations described in Sections 8.1(a), and 8.1(b) hereof, the Business fails to perform any obligation, covenant or liability in connection with this Agreement within ten (10) days after the date that written notice is given to the Business; (d) any warranty, representation or statement whenever made by the Business in connection with this Agreement proves to be false in any material respect when made, or the Business fails to disclose to the Bank that any such warranty, representation or statement has become false in any material respect;
(e) a default by Business under the terms of any other agreement, loan, or indebtedness to Bank; (f) dissolution or termination of the Business if the Business is a corporation, partnership, or other entity, or if the Business is an individual, the death of such individual; (g) transfer of more than 50% of ownership of the business, whether it is a corporation, partnership or other entity, without prior written consent by the Bank; (h) the Business's insolvency; (i) the assignment for the general benefit of the Business's creditors, the appointment of a receiver or trustee for its assets, the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Business, or any proceeding for the dissolution or liquidation, settlement of claims against or winding up of its affairs; (j) the termination or withdrawal of any guaranty for the Business's Obligations; (k) the Business fails to pay when due any tax imposed on it, or any tax lien is filed against the Business or any of its assets, unless the tax is contested by the Business in good faith in appropriate proceedings; (l) any judgment against the Business remains unpaid, or has not been stayed on appeal, discharged, bonded or dismissed, for a period of 30 days; (m) the Business discontinues its business as a going concern; (n) failure to substantially complete the Accord as defined in Bank's commitment letter to Business dated October 1, 2002; or (o) the Bank in good faith believes the prospect of the Business's payment or performance of its Obligations have been impaired.

     8.2 Effect of Default. Upon the occurrence of any Default, in addition to any rights the Bank has under this Agreement or applicable law, the Bank may immediately terminate this Agreement, at which time all Obligations the Business owes to the Bank will immediately become due and payable without notice, and the Bank's obligations to the Business will cease. After the occurrence of a Default, the Bank will have the right to withhold any further payments to the Business, and none of the Bank's rights or collateral will be adversely affected by such action.

SECTION 9:  NON-LIABILITY OF BANK; RELEASE; INDEMNITY; WAIVER

     Except for a breach by the Bank of this Agreement, the Business releases, discharges, and acquits the Bank, its officers, directors, employees, participants, agents, successors and assigns from any and all claims, demands, losses, and liability of any nature which the Business ever had, now or later can, will or may have in connection with, or arising out of, the transactions described in this Agreement and the documentation thereof. The Bank will not be liable for any indirect, special or consequential damages, such as loss of anticipated revenues or other economic loss in connection with, or arising out of, any default in performance or other matter arising under this Agreement. Nor will the Bank be liable for any errors of judgment or mistake of fact when acting as the Business's attorney-in-fact, pursuant to Section 6, or liable for delay in the performance of the Bank's duties caused by strike, lawsuit, riot, civil disturbance, fire, shortage of supplies or materials, or any other cause reasonably beyond the Bank's control. The Business indemnifies and holds the Bank, its officers, directors, employees, participants, agents, successors and assigns harmless from (and will pay all reasonable attorneys' fees with respect to) any loss or claim involving breach of


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warranty or representation by the Business, any claim or liability sustained by virtue of acting in reliance upon data or information furnished by the Business to the Bank, and any loss or claim by any Customer relating to goods and/or services (or the manner or type of their sale or provision) giving rise to Receivables purchased by the Bank hereunder. IF ANY FORM OF LITIGATION IS INSTITUTED BY THE BUSINESS AGAINST THE BANK FOR VIOLATION OF THIS AGREEMENT, OR ANY WRONGFUL CONDUCT ASSOCIATED WITH THIS AGREEMENT, BUSINESS HEREBY EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL. BUSINESS FURTHER AGREES THAT ITS DAMAGES WILL BE LIMITED, IN ANY CASE, TO THE AMOUNT OF THE SERVICE CHARGE PAID BY THE BUSINESS TO THE BANK DURING THE PRECEDING TWELVE (12) MONTH PERIOD.

SECTION 10:  EFFECTIVE DATE; TERMINATION; BINDING EFFECT

     This Agreement will be effective when accepted by the Bank, and will continue in full force and effect until the earlier of: (a) one year after the effective date of this Agreement, or (b) sixty (60) days after written notice of termination has been given by one party to the other (in each case subject to immediate termination upon a Default); and the term of this Agreement will automatically be extended for periods of one year each following its otherwise scheduled termination, subject to Section 8.2 above, and to the parties' rights to terminate this Agreement under clause (b) of this Section 10. Upon termination of this Agreement, the Business will pay all of its Obligations to the Bank, and in any event, the Business will remain liable to the Bank for any deficiency remaining after liquidation of any collateral. The Bank may withhold any payment to the Business unless supplied with an indemnity satisfactory to the Bank. This Agreement will bind the Business and the Business's heirs, executors, successors and assigns and will inure to the benefit of the Bank and the Bank's successors and assigns. The Business agrees that the Bank may assign this Agreement or delegate its duties under this Agreement, but that the Business may not do so without the Bank's prior written approval.

SECTION 11: ATTORNEY'S FEES; PAST-DUE OBLIGATIONS; WAIVER; SEVERABILITY; HEADINGS; ENTIRE AND CONTROLLING AGREEMENT; NOTICES; COUNTERPARTS; SAVINGS PROVISIONS

     The Business will pay all reasonable expenses incurred by the Bank in connection with the execution of this Agreement (up to $15,000), including expenses incurred in connection with the filing of financing statements, continuation statements and record searches. Business shall pay such expenses upon request of the Bank within 30 days of the closing of the facility or, if no closing occurs by October 15, 2002, within 30 days of invoice presentation to Business (if the facility does not close through no fault of IIS, IIS shall not be obligated to pay these fees and costs). All past-due obligations of the Business arising under this Agreement will bear interest at the maximum nonusurious rate permitted under applicable state or federal law. The Business hereby waives grace, demand (other than demand pursuant to Section 3.2 hereof), presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and notice of protest, and bringing of suit against the Business. Upon liquidation of any collateral, settlement or prosecution of a dispute with any Customer, or enforcement of any obligation of the Business under this Agreement, the Business will pay to the Bank, and the Bank may charge to the Business's account, all costs and expenses incurred, including reasonable attorneys' fees, and such costs, expenses and fees will constitute part of the Business's Obligations. No delay or failure on the Bank's part in exercising any right, privilege, or option will operate as a waiver of such, or of any other right, privilege, or option, and no waiver, amendment or modification of any provision of this Agreement will be valid unless in writing signed by the Bank, and then only to the extent stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions will not be affected. The section headings are for convenience only, and will not define or limit the scope, extent, meaning or intent of this Agreement. This Agreement embodies the Business's entire agreement as to its affiliation with the Bank's Business Manager program, although the Business anticipates that the Bank will subsequently outline certain depository and other bank procedures. In the event of any inconsistency between this Agreement and any other agreement signed by the Business and the Bank in connection with this Agreement, including but not limited to, any Additional Security Documents, the terms and provisions of this Agreement will control, and the terms and provisions of any such other document will be ineffective to the extent of any such inconsistency. Any notice,


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request or demand to be given will be deemed given when deposited with a delivery service addressed to, or sent by registered or certified mail to, the address of the recipient listed at the beginning of this Agreement or to subsequent addresses which have been properly noticed to the other party. This Agreement may be executed in multiple counterparts, which when taken together, will constitute one and the same Agreement. The parties acknowledge that the transactions contemplated by this Agreement are account purchase transactions; however, if they should ever be recharacterized by any court, nothing contained in this Agreement or in any Additional Security Documents will be construed, or will operate in any event, so as to require Business to pay interest at a rate greater than the highest lawful rate of interest permitted by the laws then in force and governing this Agreement. In no event, whether by reason of acceleration of the maturity of the Obligations due or otherwise, will Service Charges contracted for, charged, received, paid or agreed to be paid to Bank, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, Service Charges would otherwise be payable to Bank in excess of the maximum lawful amount, the Service Charges will be reduced to the maximum amount permitted under applicable law, and if from any circumstance Bank will have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess will be applied to the reduction of the principal amount of Obligations and not to the payment of Service Charges. If such excess interest exceeds the unpaid balance of the principal amount of Obligations, such excess will be refunded to Business. All Service Charges paid or agreed to be paid to Bank, to the extent permitted by applicable law, will be amortized, prorated, allocated and spread throughout the full term of the Agreement until payment in full of all principal Obligations owing by Business, so that the Service Charges for such full term will not exceed the maximum amount permitted by applicable law.

SECTION 12:  ACKNOWLEDGMENT

     THE UNDERSIGNED ACKNOWLEDGES THAT THIS AGREEMENT CONTAINS A RELEASE OF CLAIMS AND WAIVERS OF CERTAIN RIGHTS, AND THAT THIS AGREEMENT HAS BEEN FULLY UNDERSTOOD PRIOR TO EXECUTION. BUSINESS FURTHER REPRESENTS AND WARRANTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH ITS OWN LEGAL COUNSEL REGARDING THIS AGREEMENT AND ITS FULL LEGAL EFFECT, AND THAT IT IS NOT RELYING UPON ANY ORAL REPRESENTATIONS ON THE PART OF THE BANK, ITS EMPLOYEES OR AGENTS IN ENTERING INTO THIS AGREEMENT.

                                  BUSINESS: Integrated Information Systems, Inc.

                                  By: /s/ James G. Garvey, Jr.
                                      James G. Garvey

                                  Title: CEO

ACCEPTANCE: This Agreement is accepted this 14th day of October, 2002.

                                  BANK: AnchorBank, fsb

                                  By: /s/ David L. Weimert
                                      David L. Weimert

                                  Title: 1st Vice President - Lending Operations

(C)Copyright 2000 by Private Business, Inc. All Rights Reserved.
Business|Manager(R)is a registered trademark of Private Business, Inc.

0800.PBI


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